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                                                                 EXHIBIT 10.18L


                         SEVENTH AMENDMENT TO LOAN AGREEMENT


          This Seventh Amendment to Loan Agreement is made as of February 25, 1998, between International Wireless Communications Holdings, Inc., a Delaware corporation (the "BORROWER"), and Toronto Dominion Investments, Inc. ("TDI").

          The Borrower, TDI and certain other Lenders named therein are parties to a Loan Agreement dated as of August 18, 1997, as amended on December
30, 1997, January 15, 1998, January 30, 1998, and February 5, 1998, February 15,
1998, and February 19, 1998 (the "LOAN AGREEMENT"). Each capitalized term which is used and not otherwise defined in this Seventh Amendment has the meaning which the Loan Agreement assigns to that term.

          The Borrower has informed the Lenders that it anticipates that it will not enter into an engagement agreement described in Section 7(c)(iii)(D) of the Exchange Agreement dated as of August 18, 1997, among Borrower and the Persons named therein, on or before February 28, 1998, and has requested that the Lenders amend Section 6.01(o) of the Loan Agreement as set forth in this Seventh Amendment.

          The Borrower has also informed the Lenders that it anticipates being out of compliance with the covenant set forth in Section 5.01(j) of the Loan Agreement and has requested that the Lenders amend that covenant as set forth in this Seventh Amendment.

          TDI (which, by itself, constitutes Requisite Lenders) has agreed to make the foregoing amendments.


          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Section 6.01(o) of the Loan Agreement is hereby amended by deleting the date "February 28, 1998" and replacing such date with "March 7, 1998."

          2. Section 5.01(j) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          (j) CASH RESERVE. In the case of Borrower, cause the sum of the aggregate amount of cash on hand, the value of the Cash Equivalents (as such term is defined in the indenture) owned by it and the Unused Commitment Amount at all times to equal or exceed $10,000. Notwithstanding the foregoing in this Section 5.01(j), if Borrower consummates its proposed sale of Series J Preferred Stock to Vanguard Cellular Systems, Inc., or an affiliate thereof, for aggregate cash proceeds of at least $10,000,000, then the foregoing minimum cash reserve amount shall increase from $10,000 to $1,000,000 upon closing of such transaction.


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          3.   Except as amended by Sections 1 and 2 above, the Loan Agreement remains in full force and effect. The Borrower represents and warrants that, after giving effect to the amendment set forth in Sections 1 and 2 above (if necessary), no Default or Potential Event of Default is in existence as at the date hereof.


                        [This space intentionally left blank.]


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          In witness whereof, the Borrower and TDI have caused this Seventh
Amendment to be executed and delivered as of the date first set forth above.


                                        INTERNATIONAL WIRELESS COMMUNICATIONS
                                        HOLDINGS, INC.

                                        By: /s/ AARTI C. GURNANI
                                           --------------------------------
                                        Its: VICE PRESIDENT, LEGAL AFFAIRS
                                            -------------------------------

                                        TORONTO DOMINION INVESTMENTS, INC.

                                        By: /s/ MARTHA GARIEPY
                                           --------------------------------
                                        Its: VICE PRESIDENT
                                            -------------------------------